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                                                                  EXHIBIT 99(c)

                        KEYCORP STUDENT LOAN TRUST 1999-B
                              OFFICER'S CERTIFICATE

JPMorgan Chase Bank                      Deutsche Bank Trust Company Americas
fka, Bank One National Association       fka, Bankers Trust Company
One Bank One Plaza, Suite 0126           60 Wall Street, 26th Floor
Chicago, IL  60670                       New York, NY 10005
Attn: Corporate Trust Administration     Attn: Structured Finance Services
Phone: (312) 407-0192                    Mail Stop NYC60-2606
Fax:   (312) 407-1708                    Phone: (212) 250-8522
                                         Fax    (212) 797-8606

Key Bank USA, National Association
800 Superior Ave, 4th Floor
Cleveland, OH 44114
Attn: President, KER
Phone: (216) 828-4293
Fax:   (216) 828-9301



Pursuant to Section 3.08 of the Subservicing Agreement between Key Bank USA, National Association as Master Servicer and Great Lakes Educational Loan Services, Inc., as Subservicer, dated as of September 1, 1999 (the "Agreement"), the undersigned hereby certifies that (i) a review of the activities of the Subservicer from January 1, 2003, through December 31, 2003, and of its performance under the Agreement has been made, and (ii) to the best of the undersigned's knowledge, based on the review, the Subservicer has fulfilled all its obligations under the Agreement throughout such period.

The undersigned also hereby certifies that the Subservicer has disclosed to the Master Servicer and to the Trust's certified public accountants all significant deficiencies relating to the Subservicer's compliance with the minimum servicing standards in accordance with a review conducted in compliance with the standard as set forth in the Agreement.

                                    Great Lakes Educational Loan Services,
                                      Inc.,

Subservicer

Date: February 09, 2004             By:    /S/ MICHAEL J. NOACK
                                       -------------------------
                                    Name: Michael J. Noack
                                    Title: Chief Servicing Officer